                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            THE LUBRIZOL CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            K. H. HOPPING, SECRETARY
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:
       Not Applicable

(2) Aggregate number of securities to which transaction applies:
       Not Applicable

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
       Not Applicable

(4) Proposed maximum aggregate value of transaction:
       Not Applicable

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
       Not Applicable

(2) Form, schedule or registration statement no.:
       Not Applicable

(3) Filing party:
       Not Applicable

(4) Date filed:
       Not Applicable

LUBRIZOL

THE LUBRIZOL CORPORATION
29400 LAKELAND BOULEVARD
WICKLIFFE, OHIO 44092-2298

                                                                  March 16, 1994

TO OUR SHAREHOLDERS:

     You are cordially invited to attend the 1994 Annual Meeting of Shareholders on Monday, April 25, 1994, at 10:00 a.m., at the Clarion Hotel & Conference Center, 35000 Curtis Boulevard, Eastlake, Ohio.

     The attached Notice and Proxy Statement describe the business of the meeting. After the transaction of the formal business, officers will report on current operations and plans. A question and answer period will follow. As has been our practice, a report on the meeting will be mailed to all shareholders a few days after the meeting.

     At the 1993 meeting, approximately 83 percent of the Common Shares outstanding were voted either in person or by proxy. Your continued support is appreciated, and we hope that you will be able to join us at the April 25 meeting.

                                                Cordially,




       /s/     L. E. Coleman                         /s/    W. G. Bares

          Chairman of the Board                              President

                            THE LUBRIZOL CORPORATION
                            29400 LAKELAND BOULEVARD
                             WICKLIFFE, OHIO 44092

                 NOTICE OF 1994 ANNUAL MEETING OF SHAREHOLDERS

     Notice is hereby given that the 1994 Annual Meeting of Shareholders of The Lubrizol Corporation will be held at the Clarion Hotel & Conference Center, 35000 Curtis Boulevard, Eastlake, Ohio, on Monday, April 25, 1994, at 10:00 a.m., for the following purposes:

     1. To elect four directors for three-year terms and one director for a two-year term;

     2. To confirm the appointment of Deloitte & Touche as independent auditors;

     3. To consider and act upon a shareholder proposal concerning confidential voting; and

     4. To transact such other business as properly may come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 4, 1994, are entitled to notice of and to vote at the meeting. A shareholder who executes and returns the accompanying proxy may revoke such proxy at any time before it is voted at the meeting by following the procedures set forth in the attached Proxy Statement.

                                                      K. H. HOPPING
                                                        Secretary

Wickliffe, Ohio
March 16, 1994


                            RETURN OF PROXIES REQUESTED

***************************************************************************
*                                                                         *
*  TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE SIGN, DATE AND    *
*  MAIL PROMPTLY THE ENCLOSED PROXY, FOR WHICH A RETURN ENVELOPE IS       *
*  PROVIDED.                                                              *
*                                                                         *
***************************************************************************

                            THE LUBRIZOL CORPORATION
                            29400 LAKELAND BOULEVARD
                             WICKLIFFE, OHIO 44092

                                PROXY STATEMENT

                              GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of the Corporation and will be voted in accordance with the instructions given in the proxy if it is returned duly executed and is not revoked. A shareholder may revoke a proxy at any time before it is voted by giving notice to the Corporation in writing or in open meeting. Attendance at the meeting will not in and of itself revoke a proxy.

     This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about March 16, 1994. The record date for determination of shareholders entitled to vote at the meeting was the close of business on March 4, 1994. On that date, the outstanding voting securities of the Corporation were 66,554,659 Common Shares without par value ("Common Shares"). Each Common Share is entitled to one vote.

     So far as the Corporation is aware, no matters will be presented to the meeting for action on the part of the shareholders other than those stated in the notice. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment. Abstentions will be deemed to be present at the meeting for purposes of determining a quorum and will be counted as voting (but not for or against) with regard to the issue to which the abstention relates. Any "broker non-vote" also will be deemed to be present for quorum purposes but will not be counted as voting with regard to the issue to which it relates.

     The cost of soliciting proxies will be borne by the Corporation. The Corporation will, upon request, reimburse brokerage houses, custodians, nominees and others for their out-of-pocket and reasonable clerical expenses incurred in connection with such solicitation. For the purpose of obtaining broad representation at the meeting, Georgeson & Company, Inc. has been retained by the Corporation to assist in the solicitation of proxies at an anticipated cost of approximately $14,000. In addition, officers and employees of the Corporation, without being additionally compensated, may make additional requests by letter, telephone or in person for the return of proxies.

                             ELECTION OF DIRECTORS

     The authorized number of directors of the Corporation is presently fixed at eleven, divided into three classes: two having four members and one having three members. The directors in each class are elected for three-year terms so that the term of office of one class of directors expires at each annual meeting.

     For election as directors at the Annual Meeting of Shareholders to be held on April 25, 1994, the Organization and Compensation Committee has recommended, and the Board of Directors has approved, the nomination of Edward F. Bell, L. E. Coleman, Peggy Gordon Elliott, Ronald A. Mitsch and Renold D. Thompson, all of whom are currently directors. Messrs. Bell, Coleman, Mitsch and Thompson are nominated to serve for three-year terms expiring in 1997. Dr. Elliott, who was appointed as a director during 1993 to fill the vacancy created by the retirement of Andre Gillet, is a member of the class of directors with a term expiring in 1996 and is nominated for a two-year term.

     If any of the nominees becomes unavailable for election, the accompanying proxy will be voted for the election of such person, if any, as shall be recommended by the Organization and Compensation Committee, or will be voted in favor of holding a vacancy to be filled by the directors. The Corporation has no reason to believe that any nominee will be unavailable. The nominees receiving the greatest number of votes shall be elected to the director positions to be filled.

     The following information is provided regarding each nominee for election as a director and each of the other directors who will continue in office after the meeting:

                             NOMINEES FOR ELECTION

[PHOTO] EDWARD F. BELL, age 64, retired in January 1993 as President and Chief Executive Officer of Ameritech Ohio. He served in the U.S. Army Signal Corps during the Korean War and started his telecommunications career in 1953 as a lineman for Illinois Bell. He subsequently served in several assignments in the engineering department of this company before transferring to American Telephone and Telegraph Company in New York City in 1962. He returned to Illinois Bell in 1964 and once again served in several posts, the last being Assistant Vice President-Corporate Planning.
                    He joined Ohio Bell in 1976 as Vice President-Engineering and Corporate Planning and was elected President effective April 1, 1983. He became a Lubrizol Director in 1990. A native of Chicago, Mr. Bell graduated in 1951 from the University of Illinois with a B.S. degree in electrical engineering and received an M.B.A. from Northwestern University in 1960. He is a Trustee of Cleveland State University, University Circle, Inc., the Cleveland Clinic and United Way Services of Cleveland.

[PHOTO] L. E. COLEMAN, age 63, is Chairman of the Board and Chief Executive Officer of The Lubrizol Corporation. He was elected a Director of the Corporation in 1974. Dr. Coleman joined Lubrizol in 1955 as a research chemist. He has held various positions within the Corporation and became President in 1976, Chief Executive Officer in 1978 and was elected Chairman of the Board in 1982. A 1952 graduate of the University of Akron with a B.S. degree in chemistry, he earned an M.S. degree in 1953 and a Ph.D. degree in 1955, both in chemistry, from the University of Illinois.
                    Dr. Coleman is a Director of Norfolk Southern Corporation and Harris Corporation. In addition, Dr. Coleman is a Director of the Chemical Manufacturers Association, is on the Board of Overseers, Dartmouth Institute, and the Advisory Council, College of Science, University of Notre Dame. He is a member of the National Executive Board and is President of the Greater Western Reserve Council of the Boy Scouts of America.

[PHOTO] PEGGY GORDON ELLIOTT, age 56, is President of The University of Akron. Prior to joining Akron in 1992, Dr. Elliott was Chancellor and Chief Executive Officer of Indiana University Northwest. She became a Lubrizol Director in 1993. Dr. Elliott was the first chair of the Coalition for Urban Higher Education, a national organization formed in 1990 by seven national higher education groups. Also on a national level, Dr. Elliott is the current Treasurer of the American Association of State Colleges and Universities (AASCU), chairs AASCU's Urban University Committee, is a member of the National Labor/Higher Education Council, serves on the National Governmental Affairs Commission of the American Council on Education (ACE), is a former ACE Fellow in Academic Administration, and is past national president of the Association of Teacher Educators. On the state level, Dr. Elliott chairs the Ohio Board of Regents Committee on Secondary/Higher Education Articulation, serves on the Boards of the Ohio Aerospace Institute, Ohio Supercomputer Center, Technology Leadership Council of Cleveland Tomorrow and Northeastern Ohio Universities College of Medicine. She received a degree in English from Transylvania College in 1959, a masters in English and secondary education from Northwestern University in 1964, and a doctorate in secondary education from Indiana University in 1975.

[PHOTO]             RONALD A. MITSCH, age 59, is Executive
                    Vice President, Industrial and Consumer Sector and Corporate Services of 3M, a manufacturer of products for industrial, commercial, health care and consumer markets. He began his career with 3M in 1960 as a Senior Research Chemist. He served various assignments in research and in 1979 was named Managing Director, 3M Netherlands. He returned to the United States in 1981 as Research and Development Vice President, Life Sciences Sector. He was named Group Vice President, Traffic and Personal Safety Products in 1985, Senior Vice President, Research and Development in 1990 and to his present assignment in 1991. Dr. Mitsch graduated from Hamline University in 1956 with a B.S. in chemistry. He received an M.S. in organic chemistry in 1958 and a Ph.D in organic chemistry in 1960 from the University of Nebraska. Dr. Mitsch became a Lubrizol Director in 1991. He is a Director of 3M, a Director of the 3M Foundation, a Trustee of Hamline University, a Director of the SEI Center for Advanced Studies in Management at the Wharton School of the University of Pennsylvania and a Director of Shigematsu, Ltd., Tokyo, Japan.

[PHOTO] RENOLD D. THOMPSON, age 67, is Vice Chairman and a Director of Oglebay Norton Company, which is a Cleveland-based raw materials and Great Lakes marine transportation company serving the steel, ceramic, chemical, electric utility and oil and gas well service industries with iron ore and other minerals and supplying manufactured products used in hot metal processing. He was President and Chief Executive Officer from 1982 until 1992. Mr. Thompson has been a Lubrizol Director since 1970. He is a graduate of Dartmouth College with a B.A. degree in economics in 1946 and of Case Western Reserve University with a B.S. degree in metallurgical engineering in 1948. He is a Director of First Union Management, Inc. Mr. Thompson is Chairman of Work in Northeast Ohio Council and is Vice Chairman of the Cleveland Cuyahoga County Port Authority.

        DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

[PHOTO] W. G. BARES, age 52, is President and Chief Operating Officer of The Lubrizol Corporation. Mr. Bares joined Lubrizol as a development engineer in 1963 and was appointed Director of the Pilot Plant in 1972. He was elected Vice President in 1978, Executive Vice President in 1980, President in 1982 and Chief Operating Officer in 1987. He was elected a Director of the Corporation in 1981. A 1963 graduate of Purdue University with a B.S. degree in chemical engineering, he earned an M.B.A. from Case Western Reserve University in 1969. He is a member of the American
                    Institute of Chemical Engineers and past chairman of its Cleveland section, and is a Trustee for Case Western Reserve University. In addition, he is a Director of Oglebay Norton Company, Society Corporation, Bearings, Inc. and an Executive Board Member of the Greater Western Reserve Council of the Boy Scouts of America. Mr. Bares' term as a Lubrizol Director expires in 1996.

[PHOTO] DAVID H. HOAG, age 54, is Chairman, President and Chief Executive Officer of The LTV Corporation and Chief Executive Officer of LTV Steel Company. The LTV Corporation is a diversified company engaged in the production of steel and the manufacture and distribution of oil field supplies. Mr. Hoag was appointed to the position of Chairman in June 1991 after having been elected President and Chief Executive Officer in January of that year. Mr. Hoag became Executive Vice President of The LTV Corporation in July 1986 and was concurrently named a member of LTV's Board of Directors. He became President and Chief Executive Officer of LTV Steel Company in January 1985 and continues to serve as Chief Executive Officer of LTV Steel Company. He was previously President and Chief Executive Officer of LTV's Jones & Laughlin Steel subsidiary before its operations were combined with those of Republic Steel Corporation in June 1984 to form LTV Steel. From June 1982 to April 1983, he was Executive Vice President of J&L. Mr. Hoag became a Lubrizol Director in 1989. He is a native of Pittsburgh and attended Allegheny College in Meadville, Pennsylvania, receiving a degree in economics in 1960. He is a Director of Cleveland Tomorrow, Chairman of the Board of Trustees of Allegheny College, a Director of the Greater Cleveland Roundtable and Chairman of the American Iron & Steel Institute. Mr. Hoag's term as a Lubrizol Director expires in 1996.

[PHOTO] THOMAS C. MACAVOY, age 65, is Professor of Business Administration, Darden School, University of Virginia. He is a retired Vice Chairman of Corning, Inc., a diversified glass and glass products company. He has been a Lubrizol Director since 1983. He joined Corning Glass Works in 1957 and was elected President in 1971. He served as President until April 1983. He is a Director of The Quaker Oats Company and The Chubb Corporation. Dr. MacAvoy is Past President of the Boy Scouts of America. Dr. MacAvoy's term as a Lubrizol Director expires in 1996.

[PHOTO] WILLIAM P. MADAR, age 54, has been President and Chief Executive Officer of Nordson Corporation since 1986. Nordson Corporation manufactures and worldwide markets industrial equipment, along with the software and application technologies that enhance its use. A 1961 graduate of Purdue University with a B.S. degree in chemical engineering, he earned an M.B.A. from Stanford University in 1965. Mr. Madar became a Lubrizol Director in 1992. He is a Director of Nordson Corporation, National City Bank and Brush Wellman, Inc. Mr. Madar is Chairman of the Board of Trustees of the Cleveland Commission on Higher Education, and he is a Trustee of the Greater Cleveland Growth Association, Cleveland Tomorrow, the Cleveland Clinic Foundation, the Playhouse Square Foundation and Hawken School. In addition, Mr. Madar is on the Advisory Council of the Graduate School of Business of Stanford University. Mr. Madar's term as a Lubrizol Director expires in 1995.

[PHOTO] RICHARD A. MILLER, age 67, retired in March 1992 as Chairman of the Board of Directors and Chief Executive Officer of Centerior Energy Corporation, an electric utility holding company with operating subsidiaries in Northern Ohio. He currently is a Director of Centerior Energy Corporation. Mr. Miller served as President of The Cleveland Electric Illuminating Company, a producer of electric light and power serving Northeastern Ohio, from 1983 to 1986 and as President of Centerior Energy Corporation from 1986 to 1988. He has been a Lubrizol Director since 1984. He graduated from Western Reserve University in 1950 and received his LL.B. degree from Harvard Law School in 1953. He is a Director of Bank One, Cleveland, N.A. and Bank One Ohio Trust Company, N.A. In addition, Mr. Miller is a Trustee of Ursuline College and the Great Lakes Museum of Science, Environment and Technology. Mr. Miller's term as a Lubrizol Director expires in 1995.

[PHOTO] KARL E. WARE, age 67, is Chairman and Chief Executive Officer of Ware Industries, Inc., a company which designs, manufactures and markets a broad range of specialty metal wire forms and steel components. Products are sold primarily as component parts to original equipment and general industrial manufacturers. In 1986, he retired as Vice Chairman and Chief Administrative Officer and a Director of White Consolidated Industries, Inc., a diversified manufacturer of products for both consumer and industrial markets worldwide, having served in that position since 1984. He was Senior Vice President and Chief Operating Officer of that company for more than five years prior to 1984. Mr. Ware has been a Lubrizol Director since 1983. He is a 1948 graduate of Miami University
                    (Ohio) and received a Doctor of Law degree from Cleveland Marshall Law School in 1959. He is a Director of Lesco, Inc., Acme-Cleveland Corporation and Pioneer-Standard Electronics, Inc. In addition, Mr. Ware is a board member of Lakewood Hospital and the Beck Center for the Cultural Arts. Mr. Ware's term as a Lubrizol Director expires in 1995.

             COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Corporation's Board of Directors held ten meetings during 1993. The Board has, among others, a standing Audit Committee and a standing Organization and Compensation Committee. During 1993, each director attended at least 75% of the meetings of the Board and those committees on which the director served, except that Dr. MacAvoy attended 71% of such meetings.

     The Audit Committee, currently composed of Renold D. Thompson, Chairman, Edward F. Bell, Peggy Gordon Elliott and David H. Hoag, held three meetings during 1993. The functions of the Audit Committee are to recommend the nomination of independent auditors for appointment by the Board, subject to confirmation by the shareholders; to review with the auditors the planned scope and results of their examination; to hold such conferences and reviews with the auditors as may be deemed desirable by either the Committee or the auditors; to report to the Board the results of such reviews and conferences; and to submit to the Board any recommendations the Committee may have.

     The Organization and Compensation Committee, currently composed of David H. Hoag, Chairman, Edward F. Bell, Peggy Gordon Elliott, Thomas C. MacAvoy, William
P. Madar, Richard A. Miller, Ronald A. Mitsch, Renold D. Thompson and Karl E. Ware, held seven meetings during 1993. The functions of the Organization and Compensation Committee are to review, consider and nominate candidates for election to the Board of Directors; to review, consider and recommend candidates for election as officers of the Corporation; to review and authorize rates of compensation for officers; to designate those employees who will receive grants of stock options and other stock awards under the Corporation's stock plans and the type and size of such grants; to determine the size of the fund pools for the year-end variable compensation plan and the variable award plan; and to designate those employees who will receive awards under the Corporation's variable award plan and who will be participants in the Corporation's executive death benefit program. The Organization and Compensation Committee will consider shareholder recommendations with respect to the composition of the Board. Recommendations should be submitted in writing to the Secretary of the Corporation no later than the first day of January preceding an annual meeting.

     Directors (other than those who are officers of the Corporation) receive an annual retainer fee of $14,000. In addition, directors (other than officers) are paid an attendance fee of $700 for each meeting of the Board and each committee meeting held on days on which the Board meets ($850 if held on other days). The Corporation maintains a Deferred Compensation Plan under which a director may elect to defer all of the annual retainer fee and all or any portion of the attendance fee for any fiscal year. Any amounts so deferred by a director earn interest at the Federal Reserve 90-Day Composite Rate in effect from time to time and are payable to the director in a lump sum or in installments over a period not exceeding ten years following the date of cessation as a director of the Corporation.

     Pursuant to the Corporation's 1991 Stock Incentive Plan, on the date of each Annual Meeting of Shareholders, each director who is not an employee of the Corporation automatically receives an option to purchase 2,000 Common Shares of the Corporation.

     The Corporation also maintains a Deferred Stock Compensation Plan for Outside Directors, under which each director who is not an employee of the Corporation automatically receives, on October 1 of each year, 300 Units, each of which is equivalent to one Common Share. Additional Units are credited to such directors on account of quarterly dividends declared on Common Shares. Under the terms of the Plan, each Unit is converted into one Common Share distributable shortly after the director ceases to be a director of the Corporation. The director may elect to have the distribution made in up to ten annual installments, and the distribution may be accelerated if a director suffers financial hardship beyond the control of the director.

                 SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth, as of January 31, 1994, information concerning the number of Common Shares beneficially owned by each director and each executive officer named in the compensation tables in this Proxy Statement and by all executive officers and directors of the Corporation as a group. No executive officer or director owns more than one percent of the outstanding Common Shares of the Corporation, and all executive officers and directors as a group own approximately two percent of such Common Shares. The totals shown below for each person and for the group include shares held personally, shares held by family members, shares held under the Profit-Sharing and Employees' 401(k) Savings Plans, deferred share units granted under the Deferred Stock Compensation Plan for Outside Directors and shares acquirable within 60 days of January 31, 1994 by the exercise of stock options granted under the Corporation's option plans.

                                                   AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)
                                 --------------------------------------------------------------------------------
            NAME OF                 DIRECT        EMPLOYEE      EXERCISABLE     DEFERRED SHARE
       BENEFICIAL OWNER          OWNERSHIP(2)     PLANS(3)      OPTIONS(4)         UNITS(5)            TOTAL
- -------------------------------  ------------     ---------     -----------     --------------     --------------
W. G. Bares....................      64,418          7,945        207,463                                 279,826
Edward F. Bell.................         700                         2,500              721                  3,921
L. E. Coleman..................     211,455         22,167        213,256                                 446,878
Peggy Gordon Elliott...........         100                                            302                    402
G.R. Hill......................      11,074          1,467        104,000                                 116,541
David H. Hoag..................       3,100                         2,500              721                  6,321
R.Y.K. Hsu.....................      60,148         15,309         60,305                                 135,762
Thomas C. MacAvoy..............         800                         2,500              721                  4,021
William P. Madar...............       1,000                         1,000              509                  2,509
W.D. Manning...................      40,494          2,234         49,156                                  91,884
Richard A. Miller..............       2,000                         2,500              721                  5,221
Ronald A. Mitsch...............       1,000                         1,700              721                  3,421
Renold D. Thompson.............       2,000                         2,500              721                  5,221
Karl E. Ware...................       4,980                         2,500              721                  8,210
All Executive Officers and
  Directors as a Group.........     481,253         78,693        967,602            5,858              1,533,406


- ---------------

(1) Each person has sole voting and investment power with respect to all shares shown except as indicated below.

(2) Includes shares owned by or jointly with family members, including 500 of Mr. Bell's shares, 984 of Dr. Coleman's shares, 3,100 of Mr. Hoag's shares, 1,220 of Dr. Hsu's shares, 1,000 of Mr. Miller's shares, 4,380 of Mr. Ware's shares, and 16,285 of the shares held by the group, as to which the persons indicated have shared voting and investment power.

(3) The persons indicated have sole voting power and limited investment power with respect to shares held in the Profit-Sharing and Employees' 401(k) Savings Plans.

(4) Represents shares subject to stock options that are exercisable currently or within 60 days of January 31, 1994.

(5) Represents the indirect beneficial interests held by outside directors under the Deferred Stock Compensation Plan for Outside Directors.


                             EXECUTIVE COMPENSATION

     The following table sets forth the respective amounts of compensation of the Chief Executive Officer and the next four highest-paid executive officers of the Corporation for each of the years 1993, 1992 and 1991.

                           SUMMARY COMPENSATION TABLE
                                                                                              LONG-TERM COMPENSATION
                                                                                     -----------------------------------------
                                                  ANNUAL COMPENSATION                         AWARDS
                                        ----------------------------------------     -------------------------       PAYOUTS
                                                                       OTHER                        SECURITIES     -----------
                                                                       ANNUAL        RESTRICTED     UNDERLYING      LONG-TERM
         NAME AND                                                   COMPENSATION       STOCK         OPTIONS/       INCENTIVE
    PRINCIPAL POSITION        YEAR       SALARY       BONUS (2)         (3)            AWARDS       SARS(NO.)(4)   PAYOUTS (5)
- --------------------------- --------    --------      ---------     ------------     ----------     ----------     -----------
L. E. Coleman
 Chairman of the Board and
 Chief Executive Officer...   1993      $652,713      $253,310        $ 11,589          0             146,570          N/A
                              1992       656,273(1)    281,238           6,717          0             111,998          N/A
                              1991       599,380       280,573             N/A          0             103,628          N/A
W. G. Bares
 President and Chief
 Operating Officer.........   1993       461,052       166,207           5,758          0              49,046          N/A
                              1992       463,783(1)    184,485           6,481          0              50,586          N/A
                              1991       425,775       184,072             N/A          0              46,894          N/A
W. D. Manning (7)
 Senior Vice President.....   1993       303,410        99,376           4,014          0              43,790          N/A
                              1992       304,451(1)    110,250           2,756          0              29,554          N/A
                              1991       281,730       110,621             N/A          0              31,624          N/A
G. R. Hill
 Senior Vice President.....   1993       282,702        95,695           1,550          0              18,000          N/A
                              1992       283,142(1)    106,126             356          0              20,000          N/A
                              1991       261,239       106,009             N/A          0              20,000          N/A
R. Y. K. Hsu
 Counselor to the
 Chairman..................   1993       263,258        87,273           6,940          0              49,510          N/A
                              1992       264,730(1)     97,446           7,473          0              23,204          N/A
                              1991       242,623        96,854             N/A          0              23,854          N/A


                              ALL OTHER
         NAME AND            COMPENSATION
    PRINCIPAL POSITION           (6)
- ---------------------------  ------------
L. E. Coleman
 Chairman of the Board and
 Chief Executive Officer...    $ 72,156
                                 69,079
                                    N/A
W. G. Bares
 President and Chief
 Operating Officer.........      42,998
                                 52,587
                                    N/A
W. D. Manning (7)
 Senior Vice President.....      31,576
                                 34,029
                                    N/A
G. R. Hill
 Senior Vice President.....      26,540
                                 32,300
                                    N/A
R. Y. K. Hsu
 Counselor to the
 Chairman..................      23,248
                                 13,964
                                    N/A

- ---------------

(1) Salary for 1992 reflected 27 bi-weekly paydays, as opposed to the usual 26. This anomaly had the effect of increasing the annual base salary of all domestic employees by an additional 4%.

(2) Reflects payments under variable compensation and variable award plans.

(3) Reflects "gross-up" payments to cover taxes related to the use of corporate aircraft and financial planning services. In accordance with the applicable SEC rules, only compensation for 1993 and 1992 is reported. The aggregate amount of other compensation paid or distributed to the named executives during 1993 and 1992 in the form of personal benefits was minimal and did not exceed the amounts as to which disclosure would be required.

(4) Reflects the number of Common Shares of the Corporation covered by stock options granted during the year. No stock appreciation rights ("SARs"), either in conjunction with or separate from stock options, were granted to the named executives during the years shown.

(5) The Corporation maintains plans under which stock options, stock appreciation rights and restricted stock may be awarded. However, the Corporation does not maintain a "long-term incentive plan," as that term is used in the applicable SEC rules, under which payments are measured by performance of the Corporation over longer than a one-year period.

(6) In accordance with the applicable SEC rules, only compensation for 1993 and 1992 is reported. Amounts shown for 1993 reflect contributions made by the Corporation on behalf of the named executives under the Corporation's
    Profit-Sharing Plan and its 401(k) Plan, including accruals to the related supplemental defined contribution plan, and amounts expensed under the Corporation's Executive Death Benefit Program, as set forth below. No amounts shown were received by any of the named executives.

                                       L.E.        W.G.        W.D.        G.R.       R.Y.K.
                                      COLEMAN      BARES      MANNING      HILL         HSU
                                      -------     -------     -------     -------     -------
      Profit-Sharing Plan.........    $23,040     $15,924     $10,205     $ 9,593     $ 8,897
      401(k) Plan.................    11,245        8,048      5,292        5,096           0
      Executive Death Benefit
        Program...................    37,871       19,026     16,079       11,851      14,351
                                      -------     -------     -------     -------     -------
                                      $72,156     $42,998     $31,576     $26,540     $23,248

(7) During 1993, the Corporation entered into an Early Retirement Agreement with Mr. Manning that relates to his anticipated retirement in April 1994. Among other things, this Agreement provides for a lump sum cash payment of $368,960 to supplement his retirement benefits, in recognition of the fact that Mr. Manning was not eligible (due to his executive status) for the special retirement program offered in July 1993 to certain employees of the Corporation. The Early Retirement Agreement also provides that the Corporation will enter into a consulting agreement with Mr. Manning for three years following his retirement. During such period, Mr. Manning will provide exclusive consulting services to the Corporation and will not provide services to any competitor of the Corporation, in exchange for the payment of $150,000 per year.

STOCK OPTION PLANS

     The Corporation has in effect a 1991 Stock Incentive Plan (the "1991 Plan") that permits the granting of stock options, as well as stock appreciation rights, restricted stock awards and awards of Common Shares. All employees of the Corporation and its subsidiaries are eligible to be selected to participate in the 1991 Plan. The 1991 Plan is administered by the Organization and Compensation Committee of the Board of Directors, which selects employees to be participants and determines the type and number of awards to be granted.

     The number of shares available for grant under the 1991 Plan during any calendar year generally is 1% of the Corporation's outstanding Common Shares as of the first day of the year, plus any unused shares from previous years. The option price for stock options granted under the 1991 Plan is the fair market value of Common Shares on the date of grant and the term of each option is fixed by the Committee. Options become exercisable to the extent of 50% of the subject shares after one year from the date of grant, 75% after two years from the date of grant, and 100% after three years from the date of grant. All outstanding options become fully exercisable upon a "change of control" in the Corporation.

     The Corporation also has options outstanding under a 1985 Employee Stock Option Plan, a 1981 Key Employee Incentive Stock Option Plan and a 1975 Employee Stock Option Plan. No additional stock options may be granted under these Plans, except that options may be granted under the 1985 Plan to employees who pay some or all of the option price of previously granted options by surrendering Common

Shares already owned by them, up to the number of Common Shares so surrendered. Such "reload" options are automatically granted under the 1991 Plan to persons who pay an option exercise price by surrendering Common Shares. Common Shares acquired upon the exercise of a "reload" option generally may not be transferred while the holder is an employee or director of the Corporation.

     The following tables set forth information regarding stock option transactions with respect to the named executive officers during 1993.

                           OPTION/SAR GRANTS IN 1993
                                             INDIVIDUAL GRANTS
                          --------------------------------------------------------
                           NUMBER OF      % OF TOTAL
                          SECURITIES       OPTIONS/
                          UNDERLYING         SARS
                           OPTIONS/       GRANTED TO     EXERCISE
                             SARS         EMPLOYEES       OR BASE      EXPIRATION
         NAME             GRANTED (1)      IN 1993       PRICE (3)        DATE
- ----------------------    -----------     ----------     ---------     -----------
L. E. Coleman.........       78,000          12.49%      $29.1875         3/22/03
                              6,411(2)        1.02        30.6250         6/28/03
                              2,170(2)         .35        33.7500         9/27/03
                             59,989(2)        9.61        31.9375        11/22/03
W. G. Bares...........       44,000           7.05        29.1875         3/22/03
                              5,046(2)         .81        33.7500         9/27/03
W. D. Manning(7)......       18,000           2.88        29.1875         3/22/03
                             12,044(2)        1.93        28.1250         2/22/03
                              2,518(2)         .40        30.6250         6/28/03
                             11,228(2)        1.80        33.7500         9/27/03
G. R. Hill............       18,000           2.88        29.1875         3/22/03
R. Y. K. Hsu..........       18,000           2.88        29.1875         3/22/03
                             10,078(2)        1.61        28.1250         2/22/03
                             13,282(2)        2.12        30.6250         6/28/03
                              8,150(2)        1.30        31.9375        11/22/03
All Optionees.........      624,546            100        29.8550              (5)
All Shareholders......            (6)          (6)             (6)             (6)
Optionees' Gain as %
  of Shareholders'
  Gain................


                                      POTENTIAL REALIZABLE VALUE AT
                                      ASSUMED ANNUAL RATES OF STOCK
                                   PRICE APPRECIATION FOR OPTION TERM
                                            (10 YEARS) (4)
                            ---------------------------------------------------
         NAME                   0%               5%                   10%
- ----------------------      ----------     --------------        --------------
L. E. Coleman.........          $0         $    1,431,757        $    3,628,354
                                 0                123,475               312,911
                                 0                 46,059               116,722
                                 0              1,204,898             3,053,449
W. G. Bares...........           0                807,658             2,046,764
                                 0                107,102               271,418
W. D. Manning(7)......           0                330,406               837,312
                                 0                213,030               539,861
                                 0                 48,496               122,899
                                 0                238,317               603,941
G. R. Hill............           0                330,406               837,312
R. Y. K. Hsu..........           0                330,406               837,312
                                 0                178,256               451,736
                                 0                255,810               648,272
                                 0                163,695               414,836
All Optionees.........           0             11,726,225            29,716,648
All Shareholders......           0          1,250,267,729(6)      3,168,433,440(6)
Optionees' Gain as %                                 .94%                  .94%
  of Shareholders'
  Gain................


- ---------------

(1) Options become exercisable pursuant to a multi-year vesting schedule as described above. As also described above, "reload" options may be granted under specified circumstances.

(2) Represents "reload" option granted in an amount equal to the number of Common Shares surrendered in payment of the exercise price of another option.

(3) Represents the average of the high and low sales prices as reported on the New York Stock Exchange on the date of grant.

(4) The assumed rates of appreciation shown are prescribed in the applicable SEC rules for use in this table. Such rates are not intended to represent either past or future appreciation rates with respect to the Corporation's Common Shares. If such assumed annual appreciation rates were applied to the fair market value of the Corporation's Common Shares at December 31, 1993 ($33.63), then at the end of a 10-year option term, the market price of the Corporation's Common Shares would be $33.63 per share at a 0% appreciation rate, $54.77 per share at a 5% appreciation rate, and $87.21 per share at a 10% appreciation rate.

(5) Expiration dates range from February 22, 2003 through November 22, 2003.


(6) The amounts shown represent the hypothetical return to all holders of the Corporation's Common Shares assuming that all shareholders purchased their shares at a purchase price of $29.86, the average exercise price for all options granted during 1993, and that all shareholders hold the shares continuously for a ten-year period. The number of outstanding Common Shares on December 31, 1993 was 66,590,028.

(7) Mr. Manning expects to retire from the Corporation in April 1994. Under the applicable stock option agreements, his outstanding options will be exercisable for 36 months after his retirement. In such case, the expiration dates shown will be adjusted accordingly.

                    AGGREGATED OPTION/SAR EXERCISES IN 1993
                    AND DECEMBER 31, 1993 OPTION/SAR VALUES

                                                   NUMBER OF SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                                                          IN-THE-MONEY OPTIONS/SARS
                                                     UNEXERCISED OPTIONS/SARS AT         AT DECEMBER 31, 1993 (1)(2)
                    SHARES                              DECEMBER 31, 1993 (2)
                  ACQUIRED ON        VALUE         -------------------------------     -------------------------------
       NAME        EXERCISE       REALIZED (1)     EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
- -----------------------------     ------------     ------------     --------------     ------------     --------------
L. E. Coleman.....   127,717       $2,070,017         130,902           228,477         $  745,233         $798,471
W. G. Bares.......    14,800          340,750         162,463            86,063          1,943,728          306,407
W. D. Manning.....    20,000          211,872          23,495            66,473             52,654          217,389
G. R. Hill........         0                0          85,000            33,000          1,134,492          127,216
R. Y. K. Hsu......    43,878          712,412          35,814            67,076            239,047          250,727


- ---------------

(1) The "value realized" on options exercised was calculated by determining the difference between the fair market value of the underlying Common Shares at the exercise date and the exercise price of the option. The "value of unexercised in-the-money options/SARs at December 31, 1993" was calculated by determining the difference between the fair market value of the underlying Common Shares at December 31, 1993 ($33.63 per Common Share) and the exercise price of the option. An option is "in-the-money" when the fair market value of the underlying Common Shares exceeds the exercise price of the option.

(2) Although the Corporation's option plans permit the granting of SARs, no SARs were outstanding at December 31, 1993.



REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION

     The Organization and Compensation Committee of the Board of Directors (the "Committee") is responsible for setting the policies and approving the practices of the Corporation in its compensation to executive officers, including those named in the compensation tables in this Proxy Statement. The Committee is comprised of all of the nine outside directors of the Corporation.

     In carrying out its responsibilities in 1993, the Committee considered the following:

          1. Advice from independent consultants concerning all aspects of the Corporation's compensation policies, including how its policies and practices compare to the known policies and practices of other companies;

          2. The Corporation's financial performance;

          3. The Corporation's commercial performance within the markets it serves;

          4. The Corporation's policies and practices for compensation of employees generally;

          5. The recommendations of the Corporation's management concerning compensation of key employees including executive officers; and

          6. The historical philosophy of the Corporation to reward according to
     (i) individual merit including the individual's commitment to the Corporation and (ii) the performance of the Corporation.

     The compensation for all domestic employees of the Corporation, including the executive officers named in the compensation tables in this Proxy Statement, consists of (i) base salary, paid biweekly, (ii) quarterly pay, and (iii) a variable compensation component. Base salary of all employees is designed to be within a range that approximates the 50th percentile salary for individuals having similar responsibilities in the chemical and related industries. For executive officers, five separate surveys selected by the Committee's compensation consultant are utilized to determine base salary. Although these surveys are significantly broader than the published industry line-of-business indices used to compare total shareholder return as set forth below in this Proxy Statement, six peer chemical companies are included in both the salary surveys and the published industry indices. Quarterly pay is a fixed percentage of base salary, adjusted yearly to reflect length of service with the Corporation. With quarterly pay, the Corporation's employees are generally paid between the median and 75th percentile for individuals with similar responsibilities in the compared companies. The variable compensation component is paid at year-end from funds authorized by the Committee using a percentage of the annual net income of the Corporation. The percentage of net income is determined by the Committee and was 4.15 percent for 1993. During the previous five years, this percentage has averaged 4.14 percent. Allocation of these funds is based upon an employee's proportionate share of the aggregate base salary of all domestic employees. The pay practices described above apply to all domestic employees.

     Executive officers and other key employees may receive additional cash compensation under a variable award plan. These awards are paid from additional funds authorized by the Committee again using a percentage of the annual net income of the Corporation as determined by the Committee. This percentage of net income was 1.8 percent for 1993 and has varied between 1.8 and 2 percent since the inception of the plan in 1990. Allocation of these funds by the Committee is based upon an executive's level of responsibility, recommendations by management and a subjective judgment by the Committee of the executive's contribution to the financial and commercial performance of the Corporation. Generally, an executive's potential variable award is higher the greater the responsibilities. The Committee administers the Corporation's executive compensation policy such that annual compensation (base salary, quarterly pay and variable awards) is comparable with other companies in the chemical and related industries.

     The Corporation encourages ownership and retention of Common Shares by all employees. Executive officers and other key employees may receive additional compensation in the form of stock options. The Committee sets the number of shares for annual grants midway between the 50th and 75th percentile of long-term incentive awards within industrial companies generally. Grants are set above the 50th percentile to reflect the Corporation's industry leadership, market share position and above average performance and encourage executives to focus on long-term shareholder value. The specific number of stock options granted to an executive is determined by the Committee based upon the individual's level of responsibility and a subjective judgment by the Committee of the executive's contribution to the financial and commercial performance of the Corporation. Outstanding awards held by the individ-ual are not considered when making new grants. Since stock options are granted at the average market price for Common Shares on the date of grant and have value only if the market price of the underlying Common Shares increases, and since the exercisability of options vests over a three-year period after the grant date, the Committee believes stock options provide an appropriate long-term incentive for those receiving grants, as well as stability in the work force.

     With respect to Dr. Coleman, Chief Executive Officer of the Corporation, the Committee's intent was to set his base salary for 1993 within a range that was competitive with the salaries for chief executives of companies in the chemical and related industries. Dr. Coleman did not receive an increase in his base salary in 1993 because an increase in his salary was deferred from July 1993 to February 1994. The deferral was consistent with the Corporation's practice of reviewing base salary for senior managers and executives at intervals which vary between 12 and 24 months. Base salary increases for the other executive officers named in the compensation tables in this Proxy Statement were also deferred.

     The variable compensation component constituted 28% of Dr. Coleman's annual compensation in 1993. This component varies with the Corporation's net income. Dr. Coleman's variable compensation for 1993 was 10% below 1992, reflecting the Corporation's lower net income for 1993, excluding special items.

     In setting Dr. Coleman's total compensation, the Committee considered certain aspects of corporate performance, both positive and negative. Factors considered included profitability, market position, productivity, product leadership, personnel development, employee attitudes, public responsibility, quality practices and the balancing of short-term and long-term goals. The Committee does not assign weights to these factors nor does it use a formula to calculate their impact. Rather, the Committee uses a combination of objective and subjective judgment with an emphasis on the impact on the Corporation's sustainability and competitiveness within its industry. As indicated above, a significant portion of Dr. Coleman's total compensation is impacted by the financial performance of the Corporation as measured by annual net income. In determining the number of stock options granted to Dr. Coleman in 1993, the Committee considered the conclusions from this objective and subjective evaluation, as well as his position within the Corporation and industry stock option grant comparisons.

     The Committee is aware of proposed regulations under the recently enacted
Section 162(m) of the Internal Revenue Code of 1986, as amended, relating to the deductibility by public corporations of compensation paid to specified executive officers. The Committee believes that all compensation paid in 1993 by the Corporation to its executive officers, including the compensation element of shares received under the Corporation's stock option plans, would have qualified for deduction under Section 162(m) had such Section been effective for 1993. To the extent that questions arise with respect to the deductibility of executive compensation paid in the future, the Committee anticipates it would participate in the process of developing appropriate compensation practices, which may include modifications to existing compensation plans of the Corporation.

      David H. Hoag, Chairman               Richard A. Miller
      Edward F. Bell                        Ronald A. Mitsch
      Peggy Gordon Elliott                  Renold D. Thompson
      Thomas C. MacAvoy                     Karl E. Ware
      William P. Madar

PERFORMANCE COMPARISONS

     The following chart compares the cumulative total shareholder return of the Corporation for the five years ended December 31, 1993 to the cumulative total shareholder return of (a) the Standard & Poor's Industrial Index, and (b) the
Dow Jones Chemical Index and the Standard & Poor's Specialty Chemical Index, which are two pre-established groups of companies believed by the Corporation to have a peer group relationship with the Corporation. In all cases shown, the chart assumes the investment of $100 on December 31, 1988 and the immediate reinvestment of all dividends.

      Measurement Period
    (Fiscal Year Covered)         LUBRIZOL    S&P INDUSTRIAL   D.J. CHEMICAL    S&P SP. CHEMICAL
1988                               100.0           100.0           100.0           100.0
1989                               109.1           129.4           127.5           121.8
1990                               142.0           128.2           116.4           117.1
1991                               174.4           167.6           155.9           165.2
1992                               172.1           177.3           170.2           174.9
1993                               220.6           193.3           188.3           199.4

     The Corporation supplies performance chemicals for lubricants and fuels worldwide. No single peer index or peer company is totally comparable to the Corporation's business. The peer company indices used to compare total shareholder return include companies which supply specialty chemicals to diverse markets. Some of the Corporation's direct competitors are chemical divisions that represent small portions of integrated oil companies and are not included in the peer comparisons since information is not available to the Corporation to show those divisions separately from the parent.

                  EMPLOYEE AND EXECUTIVE OFFICER BENEFIT PLANS

     In addition to the stock option and variable compensation plans described above in this Proxy Statement and the group health, hospitalization and life insurance plans generally available to all employees, the Corporation also maintains the following plans for the benefit of employees and executive officers.

PENSION PLANS

     The Corporation maintains a qualified Pension Plan in which generally all domestic employees of the Corporation participate. The Corporation also maintains a basic supplemental defined benefit plan which provides highly paid employees with the portion of their retirement benefits not permitted to be paid from the Pension Plan due to limitations imposed by the Internal Revenue Code.
In addition, the Corporation maintains a special officers' supplemental defined benefit plan which currently covers two officers and is described in footnote
(4) below. The following table sets forth the estimated annual retirement benefits payable at age 65 under the Pension Plan and the basic supplemental defined benefit plan in the specified final average pay and years of service classifications.

                                 CREDITED YEARS OF SERVICE
                           --------------------------------------
  FINAL AVERAGE PAY         10 YEARS      20 YEARS      30 YEARS
- ---------------------      ----------    ----------    ----------
$150,000.........          $   20,610    $   41,230    $   61,840
 300,000.........              42,360        84,730       127,090
 450,000.........              64,110       128,230       192,340
 600,000.........              85,860       171,730       257,590
 750,000.........             107,610       215,230       322,840
 900,000.........             129,360       258,730       388,090
1,050,000........             151,110       302,230       453,340


- ---------------

(1) Benefits under the Pension Plan and the related basic supplemental plan generally are based upon a "final average pay" formula or a "career average pay" formula, whichever produces the higher benefit to a participant. The above table uses the "final average pay" formula since it generally produces the higher benefit at the compensation levels shown. The "final average pay" formula contains a 30-year limitation upon credited years of service. Benefits are computed on the basis of a 10-year certain and life annuity and are not subject to any deduction for Social Security or other offset amounts.

(2) Final average pay is an average of a participant's highest ten consecutive years of compensation covered by the Pension Plan and the related basic supplemental plan. Compensation covered by the Pension Plan and the basic supplemental plan consists of base salary, quarterly pay, overtime pay, shift premium differentials, vacation and holiday pay, paid variable compensation, long-term disability benefits and elective 401(k) contributions. Covered compensation for the named executive officers is generally the same as that shown in the "annual compensation" columns for such individuals in the summary compensation table above.

(3) The estimated credited years of service for each of the named executive officers (after application of the 30-year service limitation) is as follows: Messrs. Coleman, Bares, Manning and Hsu, 30 years; and Dr. Hill, 11 years.

(4) Benefits under the special officers' supplemental plan are based upon a "final average pay" formula under which final average pay is an average of a participant's highest three consecutive years of covered compensation during the last ten years. Compensation covered by this plan is the same as described in footnote (2) above. The plan contains a 30-year limitation upon credited years of service and benefits are computed on the basis of a 10-year certain and life annuity. Benefits under the plan are subject to reduction for Social Security and payments made under other specified benefit plans of the Corporation. After making all deductions required under the plan, the additional benefits payable under this plan at age 65 (assuming current final average pay) to Messrs. Coleman and Bares, who are the current participants in this plan, are approximately $95,000 and $67,000, respectively.


PROFIT-SHARING PLAN

     The Corporation maintains a qualified Profit-Sharing Plan in which generally all domestic employees of the Corporation participate. Each year, the Board of Directors determines the portion, if any, of the Corporation's profits that will be contributed to the Plan. The Plan is funded entirely by the Corporation.

     Profit-sharing contributions are allocated, pro rata, to participant accounts on the basis of compensation levels. An employee generally becomes 100% vested after five years of service. A participant's vested account balance is distributable upon retirement, death or other termination of employment and is payable in cash or in cash and Common Shares.

EMPLOYEES' 401(K) SAVINGS PLAN

     The Corporation maintains a qualified Employees' Stock Purchase and Savings Plan (the "401(k) Plan"), in which generally all domestic employees who have completed one year of service are eligible to participate. Eligible employees may elect to have their base salary reduced by up to 12% and to have such amount contributed to the 401(k) Plan as a before-tax contribution. The Corporation contributes an amount equal to 50% of an employee's before-tax contributions that are not in excess of a "matched percentage," which is currently 4% of the employee's base salary but may vary from 0% to 5% as set by the Board of Directors. This matching contribution by the Corporation is invested in Common Shares of the Corporation. Participating employees vest in such matching contributions made by the Corporation at the rate of 20% per year of service. Participating employees also may make contributions on an after-tax basis, subject to certain overall limitations upon an employee's total before-tax and after-tax contributions. Participants direct the investment of their contributions among a Common Share fund, an equity index fund, a money market fund and a fixed income fund. Distribution of a participant's vested account balance generally occurs following retirement, death or other termination of employment.

EXECUTIVE DEATH BENEFIT PROGRAM

     Certain executive officers are eligible to participate in an executive death benefit program which provides a benefit payable to the executive officer's designated beneficiary following the death of the executive officer during employment or after retirement from the Corporation. For currently employed participants, the death benefit is equal to 250% of the executive officer's 1993 base salary plus quarterly pay, reducing to 150% at age 70 and 100% at age 75. Messrs. Coleman, Bares, Manning, Hill and Hsu participate in this program.

EXECUTIVE AGREEMENTS

     The Corporation has entered into employment termination agreements (the "Termination Agreements") with certain senior executives, including Messrs. Coleman, Bares, Manning, Hill and Hsu. At the request of the Corporation, Dr. Hsu has agreed to remain with the Corporation as an employee or consultant past his normal retirement age until March 31, 1997. Under his agreement, so long as he is an employee he will be compensated in the same manner as other employees with similar responsibilities. Dr. Hsu has agreed to remain a consultant to the Corporation should he cease to be an employee before March 31, 1997. As a consultant, he would be paid on a quarterly basis for his services.

     Generally, each Termination Agreement provides that, in the event of a change in control of the Corporation, the executive will be employed by the Corporation at responsibility, salary and benefit levels substantially equal to those immediately preceding the change in control, for a period of up to three years, or in Dr. Hsu's case, the remaining period of the above-described agreement (the "Employment Period"). If the executive's employment is terminated during the Employment Period for reasons other than his death, permanent disability, attainment of the normal retirement age or for cause, or if the executive terminates his employment in certain circumstances, the principal benefits provided to the executive are (a) a lump sum payment of an amount equal to the present value of salary and additional forms of cash compensation which the executive would have received during the remainder of the Employment Period and
(b) continued employee benefits coverage for the remainder of the Employment Period. The Termination Agreements further provide that the executive is entitled to receive an amount which will be sufficient (on an after-tax basis) to pay any excise taxes that may be applicable to amounts deemed to be paid to the executive by reason of the change in control.

     Each executive has agreed, if he accepts any benefits under a Termination Agreement, not to enter into any activity which would be competitive with the business of the Corporation during a period of one year from the termination of his employment after a change in control, or in Dr. Hsu's case the remaining period of the above-described agreement irrespective of receipt of benefits. Assuming a change in control were to occur and all of the executive officers with whom the Corporation has entered into Termination Agreements were terminated as of January 1, 1994, the aggregate amount of the lump sum payments which the Corporation would be obligated to make pursuant to the Termination Agreements (including amounts with respect to excise taxes) would be approximately $22 million.

SEVERANCE COMPENSATION PLAN

     The Corporation also has in effect a severance compensation plan that provides for a severance payment to U.S. employees if within fifteen months after a change in control of the Corporation their employment is terminated for any reason other than death, permanent disability, voluntary retirement or for cause. Executives who receive payments pursuant to Termination Agreements will not receive duplicative severance payments under the severance compensation plan.

     If an employee with five or more years of service with the Corporation is terminated other than as permitted under the severance compensation plan, the benefit provided to such employee under such plan is a lump sum payment equal to the total cash compensation received by the employee in the preceding twelve-month period. Employees with less than five years but more than six months of service would receive a lesser amount proportionate to their length of service.

                            APPOINTMENT OF AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche, independent auditors, to audit the financial statements of the Corporation for the current year ending December 31, 1994. The Board of Directors recommends that shareholders confirm this appointment.

     During 1993, the Corporation engaged Deloitte & Touche to render a variety of services to the Corporation, including the audit of the Corporation's financial statements. The Audit Committee has taken into consideration the fact that the auditors provide services in addition to the audit of the Corporation's financial statements and the possible effect of such services upon the auditor's independence.

     A representative of Deloitte & Touche will be present at the Annual Meeting of Shareholders, will have the opportunity to make a statement and will be available to respond to questions.

                              SHAREHOLDER PROPOSAL

     The Trustees of the New York City Fire Department Pension Fund Article 1B, One Centre Street, New York, New York 10007-2341, the beneficial owner of 81,200 Common Shares, have submitted the following proposal:

     RESOLVED, that the shareholders of the Corporation request that the board of directors adopt and implement a policy requiring all proxies, ballots and voting tabulations that identify how shareholders voted be kept confidential, except when disclosure is mandated by the law, such disclosure is expressly requested by a shareholder or during a contested election for the board of directors, and that the tabulators and the inspectors of election be independent and not the employees of the Corporation.

                              STATEMENT OF SUPPORT

     The confidential ballot is fundamental to the American political system. The reason for this protection is to ensure that voters are not subjected to actual or perceived coercive pressure. We believe that it is time that this fundamental principle of the confidential ballot be applied to public corporations.

     Many excellent companies use confidential voting. None have reported any difficulty reaching quorums or meeting supermajority vote requirements and those surveyed reported that the added cost of implementing confidentiality was negligible.

     Strong support was shown at the last annual meeting when 38.8% of the votes were cast in favor of this proposal.

     It is our belief that all shareholders need the protection of a confidential ballot no less than voters in political elections. While we make no imputation that our company's management has acted coercively, the existence of this possibility is sufficient to justify confidentiality.

     This resolution would permit shareholders to voluntarily disclose their vote to management by expressly requesting such disclosure on their proxy cards. Additionally, shareholders may disclose their vote to any other person they choose. This resolution would merely restrict the ability of the Corporation to have access to the vote of its shareholders without their specific consent.

     Many shareholders believe confidentiality of ownership is ensured when shares are held in street or nominee name. This is not always the case. Management has various means of determining actual (beneficial) ownership. For instance, proxy solicitors have elaborate databases that can match account numbers with the identity of some owners. Moreover, why should shareholders have to transfer their shares to nominees in an attempt to maintain confidentiality? In our opinion, this resolution is the only way to ensure a secret ballot for all shareholders irrespective of how they choose to hold their shares.

     We believe that confidential voting is one of the most basic reforms needed in the proxy voting system and that the system must be free of the possibility of pressure and the appearance of retaliation.

     We hope that you would agree and vote FOR this proposal.

                            RESPONSE OF CORPORATION

     For the reasons summarized below, the Board of Directors believes that mandatory confidential voting is not necessary, appropriate or in the best interests of the Corporation or its shareholders.

     Shareholders presently have the ability to vote confidentially simply by holding their Common Shares through a bank or in a "street" or nominee name, and some shareholders elect to hold Common Shares in such manner. All employees holding Common Shares through the Corporation's employee benefit plans vote such Common Shares on a confidential basis through the plans' independent trustees. Accordingly, small shareholders and employees of the Corporation easily can maintain the confidentiality of their votes if they so desire.

     The proponent alleges that mandatory confidential voting is required to avoid the "possibility" of coercion by management of the Corporation. However, large institutional shareholders (such as banks, pension funds and mutual funds) and large individual shareholders (including corporate raiders) do not need the "protection" of confidential voting against "actual or perceived coercive pressure." Realistically, such large shareholders have a level of economic power and voting strength that simply does not make them susceptible to coercive pressure.

     In addition, the Board of Directors does not believe it is appropriate for such large shareholders to have anonymity as to the use of their economic power. In many instances, large shareholders are required by law to make nonconfidential disclosure of their shareholdings, their transactions in Common Shares, and whether they are forming "groups" to attempt to influence the policies of the Corporation. Given the economic power and voting strength of large shareholders, the Board believes that disclosure of their votes to the Corporation is no less appropriate or important to the Corporation and its smaller shareholders than such legally required disclosures.

     Unlike individuals exercising a secret ballot in political elections held under local, state and federal laws, large shareholders participating in private, nonpolitical, corporate-sponsored elections have no expectation of anonymity or confidentiality. In fact, such entities frequently communicate their views to the Corporation regarding matters of interest to them.

     The laws governing the voting of shares of corporations are enacted by state legislatures. These legislatures have, without exception, provided that votes in political elections are confidential, but the Board is not aware that any legislature has mandated confidential voting of shares of public corporations. The Board believes state legislatures have properly recognized the difference between the voluntary relationship shareholders enter into when they purchase shares of a corporation and the relationship between a governmental unit and its citizens.

     The Corporation's current proxy procedures permit shareholders to retain confidentiality if they desire without requiring that confidential voting be afforded large shareholders who have no reasonable expectation of anonymity, who are not realistically subject to any coercive pressure by the Corporation, and who possess sufficient economic power and voting strength such that confidential voting is not necessary or appropriate.

     If the shareholder proposal is properly presented at the meeting, the affirmative vote of the holders of a majority of the Common Shares represented at the meeting will be necessary for adoption of the resolution.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

               SHAREHOLDER PROPOSALS FOR THE 1995 ANNUAL MEETING

     Any shareholder who intends to present a proposal at the 1995 Annual Meeting of Shareholders and who wishes to have the proposal included in the Corporation's proxy statement and form of proxy for that meeting must deliver the proposal to the Corporation not later than November 16, 1994. To be eligible to have a proposal included in the Corporation's proxy statement and form of proxy, a shareholder must be the record or beneficial owner of at least 1% or $1,000 in market value of the Corporation's Common Shares entitled to be voted at the 1995 Annual Meeting of Shareholders, and must have held such Common Shares for at least one year.

                                 ANNUAL REPORT

     The Annual Report for the year 1993 has been mailed to shareholders. Additional copies may be obtained from the undersigned.

                                                    THE LUBRIZOL CORPORATION

                                                          K.H. HOPPING
                                                            Secretary

March 16, 1994

                              THE LUBRIZOL CORPORATION

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
    P
         The undersigned shareholder of The Lubrizol Corporation hereby
    R appoints W. G. Bares, L. E. Coleman and K. H. Hopping, and each of them, as true and lawful agents and proxies, with full
    O power of substitution, to vote the shares of the undersigned at the 1994 Annual Meeting of Shareholders of The Lubrizol Corporation to
    X be held on April 25, 1994, and at any adjournments thereof, as indicated on this proxy card.
    Y


            Election of Director Nominees:                                 (change of address)

            Edward F. Bell, L. E. Coleman, Ronald A. Mitsch and            ________________________________

                Renold D. Thompson, each for a three-year term.            ________________________________

            Peggy Gordon Elliott, for a two-year term.                     ________________________________

                                                                           ________________________________
                                                                           (If you have written in the above
                                                                           space, please mark the
                                                                           corresponding box on the reverse
                                                                           side of this card.)

    PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE
    REVERSE SIDE. IF NO SPECIFICATION IS MADE, AUTHORITY IS GRANTED TO
    CAST THE VOTE OF THE UNDERSIGNED FOR ELECTION OF THE NOMINEES AND IN
    FAVOR OF ITEM 2 AND AGAINST ITEM 3. THE AGENTS NAMED ABOVE CANNOT
    VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS PROXY CARD.
                                                              /  SEE REVERSE  /
                                                             /     SIDE       /

/ X /   PLEASE MARK YOUR                                SHARES IN YOUR NAME  REINVESTMENT SHARES      |
        VOTES AS IN THIS                                                                              |
        EXAMPLE.                                                                                      ----------


                   FOR          WITHHELD                               FOR          AGAINST          ABSTAIN
1. Election of    /  /          /  /             2. Appointment of          /  /         /  /             /  /
   Directors                                        Deloitte & Touche
   (see reverse)                                    as independent
                                                    auditors.
For, except vote withheld from the following
nominee(s):                                      3. Shareholder            /  /         /  /             /  /
                                                    proposal on
____________________________________________        confidential
                                                    voting

                                                                                                  Change /  /
                                                                                                      of
                                                                                                Addresss

                                                                                                  Attend /  /
                                                                                                 Meeting




                                                                                   NOTE: Please sign exactly as name appears
                                                                                   hereon. Joint owners should each sign. When
SIGNATURE(S) ______________________________________________ DATE ________          signing as attorney, executor, administrator,
                                                                                   trustee or guardian, pleae give full title as
(SIGNATURE(S) _____________________________________________ DATE ________          such. In case of a corporation, a duly
                                                                                   authorized officer should sign on its behalf.
